Exhibit 99.1

INCOME FUND

NINE, LLC

PORTFOLIO OVERVIEW

FIRST QUARTER

2009

LETTER FROM THE CEOs

Dear investor in ICON Income Fund Nine, LLC:

We write to briefly summarize our activity for the first quarter of 2009.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q, as well as our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of March 31, 2009, Fund Nine was in its liquidation period. During the liquidation period, distributions that are generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity and equipment coming off lease is sold.  Throughout the quarter, we made distributions in the amount of $455,136.  Total distributions as of March 31, 2009 were $54,177,514, with an investor that invested $10,000 at inception receiving $6,187 in cash distributions.

Among the assets owned by Fund Nine are two aircraft that are subject to leases with Cathay Pacific Airways Limited which are scheduled to come off lease during the third quarter of 2011. While the airline industry’s move toward more fuel efficient aircraft has impacted the value of the assets, we are hopeful that the recent drop in fuel prices and combined delays in the production and delivery of new wide-body aircraft are positive developments, which may ultimately improve our ability to sell the aircraft for a more favorable sale price.

We also currently own microprocessor manufacturing devices and semiconductor memory testing equipment leased to Spansion, LLC.  On March 1, Spansion filed for restructuring in the United States Bankruptcy Court.  On March 12, Spansion rejected two of our leases and affirmed the obligations of the other lease.  Despite the lease rejections, based upon our assessment of the equipment and our knowledge of the marketplace for such equipment, the lease rejections are not expected to have a material adverse effect on us.  A more detailed explanation can be found in the portfolio overview section that follows this letter.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.  We look forward to sharing future successes.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Nine, LLC

- Portfolio Overview First Quarter 2009 -

We are pleased to present ICON Income Fund Nine, LLC’s (the “Fund”) Portfolio Overview for the first quarter of 2009.  References to “we”, “us” and “our” are references to the Fund, references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $100,000,000 commencing with our initial offering on November 26, 2001 through the closing of the offering on April 30, 2003.  During the first quarter of 2009, we continued to operate in our liquidation period.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of March 31, 2009, our portfolio consisted primarily of the following investments.

•
We, along with ICON Leasing Fund Eleven, LLC and ICON Income Fund Ten, LLC, affiliates of our Manager, have ownership interests of 14.40%, 13.26% and 72.34%, respectively, in a joint venture that owns telecommunications equipment subject to a forty-eight-month lease with Global Crossing Telecommunications, Inc. Our interest was acquired for approximately $2,000,000.  The lease is scheduled to expire on October 31, 2010.

•
Microprocessor manufacturing devices and semi-conductor memory testing equipment leased to Spansion, LLC (“Spansion”). The equipment is subject to three leases.  Two of those leases expired on March 31, 2008 and each was renewed for a fifteen-month period commencing on April 1, 2008.  The third lease expired on June 30, 2008 and was renewed for an additional twelve-month period.  On March 1, 2009, Spansion filed for financial restructuring in the United States Bankruptcy Court.  On March 12, 2009, Spansion rejected the two leases that were renewed on April 1, 2008, the equipment has been returned and is currently being re-marketed.  In addition, Spansion affirmed the lease that was extended on July 1, 2008. Based on our assessment of the equipment and knowledge of the market for such equipment, the lease rejections are not expected to have a material adverse effect on us.

•
Vacuum bag manufacturing equipment subject to various leases with Wildwood Industries, Inc. (“Wildwood”).  We originally purchased the equipment for approximately $3,472,000.  On August 31, 2008 and September 30, 2008, two leases with Wildwood expired and each was renewed for a twelve-month period commencing on September 1, 2008 and October 1, 2008, respectively.  On March 5, 2009, an involuntary petition under Chapter 11 of the United States Bankruptcy Code was filed against Wildwood by three of Wildwood’s creditors in United States Bankruptcy Court. At this time it is not possible to determine the effect of the bankruptcy filing on our ability to collect the remaining rental payments due to us under the leases.

•
Fifty Great Dane refrigerated trailers subject to lease with Conwell Corporation, a wholly-owned subsidiary of Frozen Foods Express Industries, Inc.  The equipment was purchased for approximately $1,962,000 and the lease will expire in April 2010.

•
Medical equipment that is subject to two leases with medical centers in New Jersey.  Two separate leases, one with Short Hills Surgical Center (“Short Hills”) and the other with Hudson Crossing Surgical Center (“Hudson Crossing”) were initially set to expire on December 31, 2007 and were each renewed for additional six-month periods.  On July 1, 2008, Short Hills renewed its lease for an additional eighteen-month period.  Hudson Crossing’s lease continues on a month-to-month basis.  We originally purchased the equipment for an aggregate purchase price of $2,046,000.

•
Two Airbus A340-313X aircraft (B-HXO and B-HXN) leased to Cathay Pacific Airways Limited (“Cathay”).  We own all of the interest in the entity that owns B-HXO and a 50% interest in the entity that owns B-HXN with an affiliate of our Manager, ICON Income Fund Eight B L.P.  The combined purchase price of the interests in both aircraft was approximately $106,333,000, comprised of approximately $6,403,000 in cash and a non-recourse loan in the amount of approximately $99,930,000.  The original lease for the first aircraft (B-HXO) was due to expire on June 12, 2006, but was extended until December 1, 2011.  The original lease for the second aircraft (B-HXN) was due to expire on March 27, 2006, but was extended until July 1, 2011.  In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the lease expiration dates for each aircraft.

•
One Aframax 98,640 DWT (deadweight tonnage) product tanker – the Samar Spirit.  The purchase price of the Samar Spirit was approximately $40,250,000, comprised of approximately $16,868,000 in cash and a non-recourse loan in the amount of approximately $23,382,000.  Simultaneously with the purchase of the Samar Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation for a period of forty-eight-months and is scheduled to expire in July 2011.

•
Three roll-on-roll-off vehicle transportation vessels bareboat chartered to Wilhelmsen Lines Shipowning AS.  We, through our wholly-owned subsidiaries, purchased the M/V Trianon (“Trianon”), the M/V Trinidad (“Trinidad”) and the M/V Tancred (“Tancred”) for approximately $74,020,000, comprised of approximately $9,690,000 in cash and a non-recourse loan in the amount of approximately $64,330,000.  The bareboat charters for all three vessels were extended through December 2013.  In connection with the bareboat charter extensions, the outstanding debt attributable to each vessel was refinanced.  The bareboat charter payments will completely repay the principal loan balances associated with each vessel before the end of the bareboat charters.  The refinancing generated $22,043,000 in cash proceeds.  In addition, after debt repayment, the charter extensions will result in excess quarterly cash totaling approximately $11,100,000.

Unguaranteed Residual Interests

•
We entered into an agreement with Summit Asset Management to acquire a 90% interest in the unguaranteed residual values of a portfolio of equipment on lease with various United Kingdom lessees for approximately $4,454,000. The majority of the portfolio is comprised of information technology equipment, including laptops, desktops and printers.  All of the leases expire at various dates through December 2016.  For the three months ended March 31, 2009, we received approximately $3,000 in residual proceeds from the sale of the equipment.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $4,551 for the three months ended March 31, 2009.  Our Manager’s interest in our net income for the three months ended March 31, 2009 and 2008 was $18,511 and $21,363, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates for the three months ended March 31, 2009 and 2008 were as follows:

			Three Months Ended
			March 31,
Entity	Capacity	Description	2009	2008
ICON Capital Corp.	Manager	Management fees (1)	$-	$441,933
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	-	149,844
			$-	$591,777

(1) Amount charged directly to operations.

Effective April 1, 2008 and May 1, 2008, our Manager waived its rights to all future administrative expense reimbursements and management fees, respectively.  For the three months ended March 31, 2009, our Manager waived $102,196 of administrative expense reimbursements and $294,117 of management fees.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets
	March 31,
	2009	December 31,
	(unaudited)	2008
Current assets
Cash and cash equivalents	$1,034,660	$779,544
Current portion of net investment in finance leases	5,108,049	4,931,094
Other current assets	360,200	310,792
Assets held for sale	303,994	-

Total current assets	6,806,903	6,021,430

Non-current assets
Net investment in finance leases, less current portion	21,939,003	23,254,147
Leased equipment at cost (less accumulated depreciation of
$12,686,027 and $12,060,032, respectively)	78,471,203	80,239,768
Investments in joint ventures	2,268,615	2,386,093
Investment in unguaranteed residual values	819,132	830,764
Other non-current assets, net	1,500,085	1,498,942

Total non-current assets	104,998,038	108,209,714

Total Assets	$111,804,941	$114,231,144

Liabilities and Members' Equity

Current liabilities
Current portion of non-recourse long-term debt	$15,136,625	$15,011,601
Interest rate swap contracts	3,191,492	3,513,483
Deferred revenue	471,870	988,634
Accrued expenses and other current liabilities	416,459	497,076

Total current liabilities	19,216,446	20,010,794

Non-current liabilities
Non-recourse long-term debt, net of current portion	59,076,998	62,437,098

Total Liabilities	78,293,444	82,447,892

Commitments and contingencies (Note 11)

Members' Equity
Additional Members	37,103,228	35,721,203
Manager	(494,826)	(508,786)
Accumulated other comprehensive loss	(3,096,905)	(3,429,165)

Total Members' Equity	33,511,497	31,783,252

Total Liabilities and Members' Equity	$111,804,941	$114,231,144

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue:
Rental income	$3,572,329	$4,322,521
Finance income	1,251,311	1,498,375
Income from investments in joint ventures	23,779	14,030
Net gain on sales of equipment	40,180	360,010
Interest and other income	1,995	63,542

Total revenue	4,889,594	6,258,478

Expenses:
Management fees - Manager	-	441,933
Administrative expense reimbursements - Manager	-	149,844
General and administrative	278,745	473,582
Interest	1,386,205	1,659,758
Depreciation and amortization	1,373,523	1,397,110

Total expenses	3,038,473	4,122,227

Net income	$1,851,121	$2,136,251

Net income allocable to:
Additional Members	$1,832,610	$2,114,888
Manager	18,511	21,363

	$1,851,121	$2,136,251

Weighted average number of additional shares
of limited liability company interests outstanding	97,955	97,955

Net income per weighted average additional
share of limited liability company interests	$18.71	$21.59

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statement of Changes in Members' Equity

				Accumulated
	Additional Member	Additional		Other Comprehensive	Total Members'
	Shares	Members	Manager	Loss	Equity
Balance, December 31, 2008	97,955	$35,721,203	$(508,786)	$(3,429,165)	$31,783,252

Net income	-	1,832,610	18,511	-	1,851,121
Change in valuation of interest rate
swap contracts	-	-	-	332,260	332,260
Comprehensive loss					2,183,381
Cash distributions to members	-	(450,585)	(4,551)	-	(455,136)

Balance, March 31, 2009 (unaudited)	97,955	$37,103,228	$(494,826)	$(3,096,905)	$33,511,497

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities
Net income	$1,851,121	$2,136,251
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(2,638,000)	(2,609,810)
Finance income	(1,251,311)	(1,498,375)
Income from investments in joint ventures	(23,779)	(14,030)
Net gain on sale of equipment	(40,180)	(360,010)
Depreciation and amortization	1,373,523	1,397,110
Interest expense from amortization of debt financing costs	53,516	77,627
Interest expense on non-recourse financing paid directly
to lenders by lessees	1,245,274	921,342
Change in fair value of interest rate swap contracts	(5,336)	-
Changes in operating assets and liabilities:
Collection of finance leases	560,385	834,330
Other assets, net	(115,549)	(133,208)
Deferred revenue	(516,764)	(605,657)
Accrued expenses and other current liabilities	(78,246)	(66,082)
Distributions from joint ventures	42,779	54,653

Net cash provided by operating activities	457,433	134,141

Cash flows from investing activities:
Proceeds from sales of equipment	154,341	458,363
Investment in joint ventures	-	(7,500)
Distributions from joint ventures in excess of profits	98,478	124,304

Net cash provided by investing activities	252,819	575,167

Cash flows from financing activities:
Cash distributions to members	(455,136)	(2,226,243)

Net cash used in financing activities	(455,136)	(2,226,243)

Net increase (decrease) in cash and cash equivalents	255,116	(1,516,935)

Cash and cash equivalents, beginning of the period	779,544	5,571,481

Cash and cash equivalents, end of the period	$1,034,660	$4,054,546

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

Three Months Ended March 31,
2009	2008
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
directly to lenders by lessees	$4,461,850	$6,441,186

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.